Exhibit 99.1

Airgain® Reports Third Quarter 2023 Financial Results

San Diego, CA, November 9, 2023 – Airgain, Inc. (Nasdaq: AIRG), a leading provider of wireless connectivity solutions that creates and delivers embedded components, external antennas, and integrated systems across the globe, today reported financial results for the third quarter ended September 30, 2023.

“Our team continues to navigate a challenging macro-economic environment”, said Airgain’s President and Chief Executive Officer, Jacob Suen. “We delivered quarterly sales of $13.7 million, and we remain focused on launching our three major product initiatives, expanding our customer base and growing our geographic reach.”

Third Quarter 2023 Financial Highlights

GAAP

•
Sales of $13.7 million
•
GAAP gross margin of 38.2%
•
GAAP operating expenses of $7.1 million
•
GAAP net loss of $1.9 million or $(0.18) per share

Non-GAAP

•
Non-GAAP gross margin of 39.1%
•
Non-GAAP operating expenses of $6.0 million
•
Non-GAAP net loss of $0.7 million or $(0.06) per share
•
Adjusted EBITDA of $(0.5) million

Third Quarter 2023 Financial Results

Sales for the third quarter of 2023 were $13.7 million, of which $6.8 million was generated from the enterprise market, $4.4 million from the consumer market, and $2.5 million from the automotive market. Sales decreased by 13.5%, or $2.1 million in the third quarter of 2023 compared to $15.8 million in the second quarter of 2023. Sequentially, enterprise sales decreased by $0.5 million and consumer sales decreased by $1.8 million, while automotive sales increased by $0.2 million. Sales for the third quarter of 2023 decreased by 28.7%, or $5.5 million from $19.2 million in the same quarter a year-ago primarily due to lower sales of $2.9 million from the consumer market and $2.6 million from the automotive market.

GAAP gross profit for the third quarter of 2023 was $5.2 million, compared to $6.3 million for the second quarter of 2023 and $7.4 million for the same quarter a year ago. Non-GAAP gross profit for the third quarter of 2023 was $5.4 million, compared to $6.4 million for the second quarter of 2023 and $7.6 million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP gross margin for the third quarter of 2023 was 38.2%, compared to 39.7% for the second quarter of 2023 and 38.8% for the same quarter a year ago. Non-GAAP gross margin for the third quarter of 2023 was 39.1% compared to 40.4% for the second quarter of 2023 and 39.4% for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP operating expenses for the third quarter of 2023 were $7.1 million, compared to $8.5 million for the second quarter of 2023 and $8.7 million for the same quarter a year ago. Non-GAAP operating expenses for the third quarter of 2023 were

$6.0 million compared to $6.5 million in the second quarter of 2023 and $7.0 million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP net loss for the third quarter of 2023 was $1.9 million or $(0.18) per share (based on 10.4 million shares), compared to a net loss of $2.2 million or $(0.21) per share (based on 10.4 million shares) for the second quarter of 2023 and a net loss of $1.3 million or $(0.13) per share (based on 10.2 million shares) for the same quarter a year ago. Non-GAAP net loss for the third quarter of 2023 was $0.7 million or $(0.06) per share (based on 10.4 million shares), compared to a non-GAAP net loss of $0.1 million or $(0.01) per share (based on 10.4 million shares) for the second quarter of 2023 and a non-GAAP net income of $0.6 million or $0.06 per share (based on 10.5 million diluted shares) for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Adjusted EBITDA for the third quarter of 2023 was ($0.5) million, compared to break even for the second quarter of 2023 and $0.8 million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Fourth Quarter 2023 Financial Outlook

GAAP

•
Sales are expected to be in the range of $9.25 million to $10.75 million, or $10.0 million at the midpoint
•
GAAP gross margin is expected to be in the range of 37.3% to 40.3%
•
GAAP operating expense is expected to be approximately $7.5 million
•
GAAP net loss per share is expected to be $0.34 at the midpoint

Non-GAAP

•
Non-GAAP gross margin is expected to be in the range of 38.5% to 41.5%
•
Non-GAAP operating expense is expected to be approximately $6.0 million,
•
Non-GAAP net loss per share is expected to be $(0.19) at the midpoint
•
Adjusted EBITDA is expected to be a loss of $1.8 million.

Our financial outlook for the three months ending December 31, 2023, including reconciliations of GAAP to non-GAAP measures can be found at the end of this press release.

Conference Call

Airgain, Inc. management will hold a conference call today, Thursday, November 9, 2023, at 5:00 PM Eastern Time (2:00 PM Pacific Time) to discuss financial results for the third quarter ended September 30, 2023.

Airgain management will host the presentation, followed by a question-and-answer period.

Date: November 9, 2023

Time: 5:00 PM Eastern Time (2:00 PM Pacific Time)

Participant Dial-In: (877) 407-2988 or +1 (201) 389-0923

The conference call will be broadcast simultaneously and available here and for replay via the investor relations section of the company's website at investors.airgain.com.

For webcast access, please follow the below web address below to register for the conference call.

Registration: https://event.choruscall.com/mediaframe/webcast.html?webcastid=NwQD8V4m

A replay of the webcast will be available via the registration link after 8:00 PM Eastern Time on the same day until November 9, 2024.

About Airgain, Inc.

Airgain is a leading provider of wireless connectivity solutions that creates and delivers embedded components, external antennas, and integrated systems across the globe. Airgain simplifies wireless connectivity across a diverse set of devices and markets, from solving complex connectivity issues to speeding time to market to enhancing wireless signals. Our product offering includes three distinct sub-brands. Airgain Embedded represents our embedded modems, antennas, and development kits that are designed to help design teams bring connected products to market quickly. Airgain Integrated represents our fully integrated, off-the-shelf products, such as our asset trackers and AirgainConnect® platform, that help solve connectivity issues in an organization’s operating environment. Airgain Antenna+ represents our external antennas, such as our fleet and internet of things (IoT) antennas, that help enhance wireless signals in some of the harshest environments. Our mission is to connect the world through optimized integrated wireless solutions. Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China. For more information, visit airgain.com, or follow Airgain on LinkedIn and Twitter.

Airgain, AirgainConnect, and the Airgain logo are trademarks or registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding our fourth quarter 2023 financial outlook and overall long-term strategy and priorities. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: the market for our products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; supply constraints on our and our customers' ability to obtain necessary components in our respective supply chains may negatively affect our sales and operating results; risks associated with the performance of our products, including bundled solutions with third-party products; our products are subject to intense competition and competitive pressures from existing and new companies may harm our business, sales, growth rates, and market share; risks associated with quality and timing in manufacturing our products and our reliance on third-party manufacturers; we may not be able to maintain strategic collaborations under which our bundled solutions are offered; overall global supply shortages and logistics delays within the supply chain that our products are used in, as well as adversely affecting the general U.S. and global economic conditions and financial markets, and, ultimately, our sales and operating results; rising interest rates and inflation may adversely impact our margins, the supply chain and our customers’ sales, which may negatively affect our sales and operating results; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers, including our ability to transition to provide a more diverse solutions capability; we sell to customers who are price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a limited number of contract manufacturers to produce and ship all of our products, and our contract manufacturers rely on a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully or a failure of these parties to perform could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income (loss) attributable to common stockholders (non-GAAP net income (loss)), non-GAAP net income (loss) per (basic or diluted) share (non-GAAP EPS), non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin. We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock awards; interest income, net of interest expense offset by other expense; depreciation and amortization; change in the fair value of contingent consideration, acquisition-related expenses, severance and exit costs, amortization of inventory step-up and provision (benefit) for income taxes. In computing non-GAAP operating expense, we exclude stock-based compensation expense, amortization of intangibles, change in the fair value of contingent consideration, acquisition-related expenses and severance and exit costs. In computing non-GAAP gross profit and non-GAAP gross margin, we exclude stock-based compensation expense, amortization of inventory step-up and amortization of intangible assets. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash operating expenses; we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a considerable number of factors that are outside of our control and are not necessarily reflective of operational performance during a period.

Our non-GAAP measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS, non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin are not measurements of financial performance under GAAP and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. Reconciliations with specific adjustments to GAAP results and outlooks are provided at the end of this release.

Airgain Contact

Michael Elbaz

Chief Financial Officer

investors@airgain.com

Airgain Investor Contact

Matt Glover and Chris Adusei-Poku

Gateway Group, Inc.

+1 949 574 3860

AIRG@gateway-grp.com

Airgain, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$9,989	$11,903
Trade accounts receivable, net	6,272	8,741
Inventories	3,950	4,226
Prepaid expenses and other current assets	2,041	2,284
Total current assets	22,252	27,154
Property and equipment, net	2,454	2,765
Leased right-of-use assets	1,604	2,217
Goodwill	10,845	10,845
Intangible assets, net	8,977	11,203
Other assets	170	216
Total assets	$46,302	$54,400
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,425	$6,507
Accrued compensation	642	2,874
Accrued liabilities and other	2,538	2,615
Short-term lease liabilities	909	904
Total current liabilities	9,514	12,900
Deferred tax liability	145	139
Long-term lease liabilities	878	1,536
Total liabilities	10,537	14,575
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock and additional paid-in capital, par value $0.0001, 200,000 shares authorized; 10,985 shares issued and 10,444 shares outstanding at September 30, 2023; and 10,767 shares issued and 10,226 shares outstanding at December 31, 2022.	114,166	111,282
Treasury stock, at cost: 541 shares at September 30, 2023 and December 31, 2022.	(5,364)	(5,364)
Accumulated deficit	(73,037)	(66,093)
Total stockholders’ equity	35,765	39,825
Total liabilities and stockholders’ equity	$46,302	$54,400

Airgain, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Sales	$13,696	$19,198	$45,970	$56,006
Cost of goods sold	8,460	11,755	28,137	33,902
Gross profit	5,236	7,443	17,833	22,104
Operating expenses:
Research and development	2,298	2,901	7,337	9,117
Sales and marketing	1,704	2,808	6,875	8,552
General and administrative	3,144	2,998	10,533	9,738
Total operating expenses	7,146	8,707	24,745	27,407
Loss from operations	(1,910)	(1,264)	(6,912)	(5,303)
Other (income) expense:
Interest income, net	(34)	(26)	(68)	(37)
Other expense	1	9	16	39
Total other (income) expense	(33)	(17)	(52)	2
Loss before income taxes	(1,877)	(1,247)	(6,860)	(5,305)
Income tax expense	4	52	84	134
Net loss	$(1,881)	$(1,299)	$(6,944)	$(5,439)
Net loss per share:
Basic	$(0.18)	$(0.13)	$(0.67)	$(0.53)
Diluted	$(0.18)	$(0.13)	$(0.67)	$(0.53)
Weighted average shares used in calculating loss per share:
Basic	10,430	10,210	10,370	10,179
Diluted	10,430	10,210	10,370	10,179

Airgain, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(6,944)	$(5,439)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	500	502
Loss on disposal of property and equipment	—	3
Amortization of intangible assets	2,227	2,269
Stock-based compensation	2,472	3,575
Deferred tax liability	7	24
Changes in operating assets and liabilities:
Trade accounts receivable	2,469	1,305
Inventories	276	(396)
Prepaid expenses and other current assets	203	(733)
Other assets	6	109
Accounts payable	(1,100)	2,353
Accrued compensation	(1,338)	(54)
Accrued liabilities and other	(102)	(1,383)
Lease liabilities	(40)	(52)
Net cash (used in) provided by operating activities	(1,364)	2,083
Cash flows from investing activities:
Purchases of property and equipment	(172)	(634)
Proceeds from sale of equipment	—	10
Net cash used in investing activities	(172)	(624)
Cash flows from financing activities:
Cash paid for business acquisition contingent consideration	—	(7,015)
Payments for withholding taxes related to net share settlement of equity awards	(690)	-
Issuance of common stock, net	232	235
Net cash used in financing activities	(458)	(6,780)
Net decrease in cash, cash equivalents and restricted cash	(1,994)	(5,321)
Cash, cash equivalents, and restricted cash; beginning of period	12,078	14,686
Cash, cash equivalents, and restricted cash; end of period	$10,084	$9,365

Supplemental disclosure of cash flow information:
Income taxes paid	$78	$196
Supplemental disclosure of non-cash investing and financing activities:
Operating lease liabilities resulting from right-of-use assets	$11	$364
Accrual of property and equipment	$17	$19

Cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$9,989	$9,190
Restricted cash included in prepaid expenses and other current assets and other assets long term	95	$175
Total cash, cash equivalents, and restricted cash	$10,084	$9,365

Airgain, Inc.

(in thousands)

(unaudited)

Sales by Target Market

	Three months ended			Nine months ended September 30,
	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
Consumer	$4,404	$6,189	$7,334	$15,725	$19,377
Enterprise	6,791	7,366	6,747	22,594	24,496
Automotive	2,501	2,275	5,117	7,651	12,133
Total sales	$13,696	$15,830	$19,198	$45,970	$56,006

Reconciliation of GAAP to non-GAAP Gross Profit

	Three months ended			Nine months ended September 30,
	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
Gross profit	$5,236	$6,279	$7,443	$17,833	$22,104
Stock-based compensation	29	29	36	73	71
Amortization of intangible assets	89	89	89	266	266
Non-GAAP gross profit	$5,354	$6,397	$7,568	$18,172	$22,441

Reconciliation of GAAP to non-GAAP Gross Margin

	Three months ended			Nine months ended September 30,
	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
Gross margin	38.2%	39.7%	38.8%	38.8%	39.5%
Stock-based compensation	0.2%	0.2%	0.2%	0.1%	0.1%
Amortization of intangible assets	0.7%	0.5%	0.4%	0.6%	0.5%
Non-GAAP gross margin	39.1%	40.4%	39.4%	39.5%	40.1%

Reconciliation of GAAP to non-GAAP Operating Expenses

	Three months ended			Nine months ended September 30,
	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
Operating expenses	$7,146	$8,491	$8,707	$24,745	$27,407
Stock-based compensation expense	(494)	(939)	(1,084)	(2,399)	(3,504)
Amortization of intangible assets	(654)	(653)	(668)	(1,961)	(2,003)
Severance and exit costs	22	(365)	—	(548)	—
Non-GAAP operating expenses	$6,020	$6,534	$6,955	$19,837	$21,900

Airgain, Inc.

(in thousands, except per share data)

(unaudited)

Reconciliation of GAAP to non-GAAP Net (Loss) Income

	Three months ended			Nine months ended September 30,
	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
Net loss	$(1,881)	$(2,205)	$(1,299)	$(6,944)	$(5,439)
Stock-based compensation expense	523	968	1,120	2,472	3,575
Amortization of intangible assets	742	742	755	2,227	2,269
Severance and exit costs	(22)	365	—	548	—
Other (income) expense	(34)	(16)	(15)	(62)	1
Income tax expense (benefit)	4	(2)	52	84	134
Non-GAAP net (loss) income attributable to common stockholders	$(668)	$(148)	$613	$(1,675)	$540

Non-GAAP net (loss) income per share:
Basic	$(0.06)	$(0.01)	$0.06	$(0.16)	$0.05
Diluted	$(0.06)	$(0.01)	$0.06	$(0.16)	$0.05
Weighted average shares used in calculating non-GAAP net (loss) income per share:
Basic	10,430	10,413	10,210	10,370	10,179
Diluted	10,430	10,413	10,524	10,370	10,468

Reconciliation of Net Loss to Adjusted EBITDA

	Three months ended			Nine months ended September 30,
	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
Net loss	$(1,881)	$(2,205)	$(1,299)	$(6,944)	$(5,439)
Stock-based compensation expense	523	968	1,120	2,472	3,575
Depreciation and amortization	900	927	921	2,727	2,771
Severance and exit costs	(22)	365	—	548	—
Other (income) expense	(34)	(16)	(15)	(62)	1
Income tax (benefit) expense	4	(2)	52	84	134
Adjusted EBITDA	$(510)	$37	$779	$(1,175)	$1,042

Q4-2023 Financial Outlook

Reconciliations of GAAP to Non-GAAP Gross Margin, Operating Expense, Net (Loss) Income, EPS and to Adjusted EBITDA
For the Three Months Ended December 31, 2023
(dollars in millions, except per share data)

Gross Margin Reconciliation:		Operating Expense Reconciliation:
GAAP gross margin	38.8%	GAAP operating expenses	$7.5
Stock-based compensation	0.3%	Stock-based compensation	(0.8)
Amortization	0.9%	Amortization	(0.7)
Non-GAAP gross margin	40.0%	Non-GAAP operating expenses	$6.0

Net (Loss) Income Reconciliation		Net (Loss) Income per Share Reconciliation(1):
GAAP net loss	$(3.6)	GAAP net loss per share	$(0.34)
Stock-based compensation	0.9	Stock-based compensation	0.08
Amortization	0.7	Amortization	0.07
Interest income, net	—	Interest income, net	—
Income tax expense	-	Income tax expense	—
Non-GAAP net loss	$(2.0)	Non-GAAP net loss per share	$(0.19)

Adjusted EBITDA Reconciliation
GAAP net loss	$(3.6)
Stock-based compensation	0.9
Depreciation and amortization	0.9
Interest income, net	—
Income tax expense	—
Adjusted EBITDA	$(1.8)

(1) Amounts are based on 10.5 million basic and 10.5 million diluted weighted average shares outstanding